Williams Industrial Services Group

May 17, 2023

Williams Industrial Services Group Inc. ♦ 200 Ashford Center North, Suite 425 ♦ Atlanta, GA 30338

FOR IMMEDIATE RELEASE

Williams Reports First Quarter Financial Results

ATLANTA, GA, May 17, 2023 – Williams Industrial Services Group Inc. (NYSE American: WLMS) (“Williams” or the “Company”), an energy and industrial infrastructure services company, today reported financial results for the fiscal first quarter ended March 31, 2023.

Recent Highlights

●	Williams posted revenue of $103.5 million in the first quarter of 2023 compared with $69.6 million in the corresponding period of 2022, largely resulting from increased nuclear business due to a customer outage which is scheduled to conclude in the second quarter.
●	Williams reported a net loss from continuing operations of $0.1 million, or $(0.01) per diluted share, in the first quarter of 2023 compared with $2.0 million, or $(0.08) per diluted share, in the first quarter of 2022.
●	Adjusted EBITDA[1] for the Company was $3.3 million for the first quarter of 2023 compared with $0.1 million in the prior-year period.
●	As of March 31, 2023, the Company’s backlog was $234.9 million compared with $333.2 million as of December 31, 2022; approximately $100.5 million of the current backlog is expected to be converted to revenue over the next twelve months.
●	The Company’s liquidity issues will likely persist throughout 2023 and into 2024 based on negative cash flows related to lower revenue expectations in the second half and costs associated with exiting its underperforming water, chemical and transmission and distribution (“T&D”) operations.
●	The Company exited its Tampa-based T&D operations during the quarter and, thereafter; it expects to finalize the closure of its Norwalk-based T&D operations in the second quarter. Williams’ wind-down of its chemical and water operations is ongoing. The Company incurred losses of $3.8 million in these underperforming operations during the first quarter.
●	Williams continues to work with Greenhill & Company to review strategic alternatives

“Greater than anticipated customer outage-related work in the first quarter of 2023 positively impacted Williams, resulting in higher revenue and EBITDA year-over-year,” said Tracy Pagliara, President and CEO of Williams. “In addition, consistent with our overall strategic review of the business, we are further streamlining the Company by exiting underperforming water, chemical and T&D operations. While our core nuclear and fossil business exceeded our forecast for this quarter, the underperforming operations negatively impacted results. Given our reduced expectations for the second half of the year and corresponding liquidity challenges, we continue to evaluate further strategic alternatives for the Company.”

First Quarter 2023 Financial Results Compared to First Quarter 2022

Revenue in the first quarter rose to $103.5 million from $69.6 million in the first quarter of 2022, largely reflecting $40.8 million of incremental nuclear business year-over-year; the increase was primarily due to project work performed during a customer outage, which is now scheduled to conclude in the second quarter. Gross profit was $7.7 million, or 7.4% of revenue, compared with $5.7 million, or 8.2% of revenue, in the prior-year period, with the lower margin primarily due to the impact of certain underperforming water contracts in Florida and chemical projects in Texas and costs tied to the Company’s ongoing process to exit the T&D business. Excluding the aforementioned, adjusted gross margin would have been 12.2% of revenue.

1See NOTE 1 — Non-GAAP Financial Measures in the attached tables for important disclosures regarding Williams’ use of Adjusted EBITDA, as well as a reconciliation of income (loss) from continuing operations to Adjusted EBITDA.

Williams Industrial Services Group

May 17, 2023

Operating expenses were $6.1 million in the 2023 first quarter compared with $6.5 million in the prior-year period. The Company reported operating income of $1.6 million during the first quarter of 2023 versus an operating loss of $0.8 million in the corresponding period of 2022. Interest expense was $1.8 million in the first quarter of 2023 versus $1.2 million in 2022. The Company reported a net loss from continuing operations of $0.1 million, or $(0.01) per diluted share, in the first quarter of 2023 compared with a net loss from continuing operations of $2.0 million, or $(0.08) per diluted share, in the first quarter of 2022.

Liquidity and Balance Sheet

The Company’s total liquidity (the sum of unrestricted cash and availability under the Company’s revolving credit facility) was $6.2 million as of March 31, 2023 versus $3.8 million at the beginning of the year. As of March 31, 2023, the Company had approximately $48,000 of unrestricted cash and cash equivalents, $0.5 million of restricted cash, and $43.6 million of bank debt compared with $0.5 million of unrestricted cash and cash equivalents, $0.5 million of restricted cash, and $40.8 million of bank debt as of December 31, 2022.

As previously announced, Williams has developed a liquidity plan to reduce operating expenses and eliminate unprofitable businesses. The Company exited its non-performing T&D operations in Florida and completed some under-performing chemical projects in Houston. The Company is also in the process of exiting the T&D market in Connecticut, which it anticipates will be complete during the second quarter. Due to contractual commitments, the Company continues to fund Florida water projects resulting in further losses, negatively impacting liquidity. The Company will need to continue to refine its liquidity strategy as circumstances dictate, particularly as revenue is expected to fall in the second half and the Company’s borrowing base will contract as a result, costs to complete the water projects continue, expenses related to the review of strategic alternatives are incurred, and customer payment terms fluctuate. Further funding will likely be necessary to address liquidity issues in the future; additional information can be found in Williams’ filings with the U.S. Securities and Exchange Commission, including liquidity disclosures and related risk factors.

Backlog

Total backlog as of March 31, 2023 was $234.9 million compared with $333.2 million on December 31, 2022. During the first quarter of 2023 the Company recognized revenue of $103.5 million, booked new awards of $16.1 million, and saw net adjustments and cancellations of $10.9 million.

Three Months Ended March 31, 2023 (in $ thousands)
Backlog - beginning of period	$333,203
New awards	16,073
Adjustments and cancellations, net	(10,879)
Revenue recognized	(103,470)
Backlog - end of period	$234,927

Williams estimates that approximately $100.5 million of its current backlog will be converted to revenue within the next twelve months compared with $178.6 million of backlog as of December 31, 2022 that the Company anticipated would be converted to revenue over the succeeding twelve-month period. The decrease in backlog was primarily driven by converting several large nuclear projects to revenue and exiting the T&D end markets. At the same time, current backlog also reflects the fact that the Company is pursuing a narrower set of core markets for new business and that the release of public funding under the Inflation Reduction Act and Infrastructure Investment and Jobs Acts into those markets is moving more slowly than originally anticipated.

Webcast and Teleconference

The Company will host a conference call tomorrow, May 18, 2023 at 10:00 a.m. Eastern time. A webcast of the call and an accompanying slide presentation will be available at www.wisgrp.com. To access the conference call by telephone, listeners should dial 201-493-6780.

An audio replay of the call will be available later that day by dialing 412-317-6671 and entering conference ID number 13738722; alternatively, a webcast replay can be found at http://ir.wisgrp.com/, where a transcript will be posted once available.

About Williams

Williams Industrial Services Group has been safely helping plant owners and operators enhance asset value for more than 50 years. The Company is a leading provider of infrastructure related services to blue-chip customers in energy and industrial end markets, including a broad range of construction maintenance, modification, and support services. Williams’ mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to its customers.

Williams Industrial Services Group

May 17, 2023

Additional information about Williams can be found on its website: www.wisgrp.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the Company’s liquidity situation and the outcome of the Company’s review of strategic alternatives, including engaging in a potential sale, restructuring or refinancing its debt, seeking additional debt or equity capital, reducing or delaying its business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining relief under the U.S. Bankruptcy Code, the Company’s ability to successfully implement its liquidity improvement plan and, if necessary, to obtain additional funding on reasonable terms, or at all, the Company’s ability to performance in the nuclear and fossil sectors, to streamline overhead, and to exit certain operations that have negatively impacted results in a timely manner, the Company’s ability to obtain support from customers in dealing with its liquidity challenges, future demand for the Company’s services, the Company’s funding levels and ability to continue operations as a going concern, and expectations regarding future revenues, cash flow, and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including the Company’s ability to continue to implement its liquidity improvement plan and to continue as a going concern; the Company’s level of indebtedness and ability to make payments on, and satisfy the financial and other covenants contained in, its amended debt facilities, as well as its ability to engage in certain transactions and activities due to limitations and covenants contained in such facilities; its ability to generate sufficient cash resources to continue funding operations, including investments in working capital required to support growth-related commitments that it makes to customers, and the possibility that it may be unable to obtain any additional funding as needed or incur losses from operations in the future; the results of the Company’s ongoing strategic alternatives review process; the Company’s ability to obtain adequate surety bonding and letters of credit; the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s ability to attract and retain qualified personnel, skilled workers, and key officers; failure to successfully implement or realize its business strategies, plans and objectives of management, and liquidity, operating and growth initiatives and opportunities, including any expansion into new markets and its ability to identify potential candidates for, and consummate, acquisition, disposition, or investment transactions (including any that may result from the Company’s review of strategic alternatives); the loss of one or more of its significant customers; its competitive position; market outlook and trends in the Company’s industry, including the possibility of reduced investment in, or increased regulation of, nuclear power plants, declines in public infrastructure construction, and reductions in government funding; costs exceeding estimates the Company uses to set fixed-price contracts; harm to the Company’s reputation or profitability due to, among other things, internal operational issues, poor subcontractor performance or subcontractor insolvency; potential insolvency or financial distress of third parties, including customers and suppliers; the Company’s contract backlog and related amounts to be recognized as revenue; its ability to maintain its safety record, the risks of potential liability and adequacy of insurance; adverse changes in the Company’s relationships with suppliers, vendors, and subcontractors, including increases in cost, disruption of supply or shortage of labor, freight, equipment or supplies, including as a result of the COVID-19 pandemic, geopolitical conditions and other economic factors; compliance with environmental, health, safety and other related laws and regulations, including those related to climate change; limitations or modifications to indemnification regulations of the U.S.; the Company’s expected financial condition, future cash flows, results of operations and future capital and other expenditures; the impact of unstable market and economic conditions on our business, financial condition and stock price, including inflationary cost pressures, supply chain disruptions and constraints, labor shortages, instability in the global banking system, the effects of the Ukraine-Russia conflict, and a possible recession; our ability to meet expectations about our business, key metrics and future operating results; information technology vulnerabilities and cyberattacks on the Company’s networks; the Company’s failure to comply with applicable laws and regulations, including, but not limited to, those relating to privacy and anti-bribery; the Company’s ability to successfully implement its new enterprise resource planning (ERP) system; the Company’s participation in multiemployer pension plans; the impact of any disruptions resulting from the expiration of collective bargaining agreements; the impact of natural disasters, which may be exacerbated as a result of climate change, and other severe catastrophic events; the impact of corporate citizenship and environmental, social and governance matters; the impact of changes in tax regulations and laws, including future income tax payments and utilization of net operating loss and foreign tax credit carryforwards; volatility of the market price for the Company’s common stock; the Company’s ability to maintain its stock exchange listing; the effects of anti-takeover provisions in the Company’s organizational documents and Delaware law; the impact of future offerings or sales of the Company’s common stock or related contractual obligations on the market price of such stock; the potential impact of activist stockholder actions; expected outcomes of legal or regulatory proceedings and their anticipated effects on the Company’s results of operations; and any other statements regarding future growth, future cash needs, future operations, business plans and future financial results.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section of the Annual Report on Form 10-K for its 2022 fiscal year. Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly.

Investor Contact:

Chris Witty

Darrow Associates

646-345-0998

cwitty@darrowir.com

Financial Tables Follow

Williams Industrial Services Group

May 17, 2023

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
($ in thousands, except share and per share amounts)	2023	2022
Revenue	$103,470	$69,559
Cost of revenue	95,779	63,850

Gross profit	7,691	5,709
Gross margin	7.4%	8.2%

Selling and marketing expenses	136	330
General and administrative expenses	5,929	6,071
Depreciation and amortization expense	55	66
Total operating expenses	6,120	6,467

Operating income (loss)	1,571	(758)
Operating margin	1.5%	(1.1)%

Interest expense, net	1,793	1,219
Other income, net	(61)	(179)
Total other expense, net	1,732	1,040

Loss from continuing operations before income tax	(161)	(1,798)
Income tax expense (benefit)	(15)	229
Loss from continuing operations	(146)	(2,027)

Loss from discontinued operations before income tax	(44)	—
Income tax expense	3	17
Loss from discontinued operations	(47)	(17)

Net loss	$(193)	$(2,044)

Basic loss per common share
Loss from continuing operations	$(0.01)	$(0.08)
Loss from discontinued operations	—	—
Basic loss per common share	$(0.01)	$(0.08)

Diluted loss per common share
Loss from continuing operations	$(0.01)	$(0.08)
Loss from discontinued operations	—	—
Diluted loss per common share	$(0.01)	$(0.08)

Weighted average common shares outstanding (basic)	26,425,405	25,838,562
Weighted average common shares outstanding (diluted)	26,425,405	25,838,562

Williams Industrial Services Group

May 17, 2023

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

REVENUE BRIDGE ANALYSIS*

First Quarter 2023 Revenue Bridge

(in millions)	$ Change
First quarter 2022 revenue	$69.6
U.S. Nuclear	40.8
Fossil	4.7
Transmission & Distribution	1.6
Decommissioning	(4.6)
Canada Nuclear	(5.5)
Other	(3.1)
Total change	33.9
First quarter 2023 revenue*	$103.5

*Numbers may not sum due to rounding

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

GROSS MARGIN RECONCILIATION

NON-GAAP FINANCIAL MEASURE (UNAUDITED)

The following table reconciles our adjusted gross margin to actual gross margin by deducting the T&D, Chemical and large lump sum water projects that are underperforming. The Company believes this information is meaningful as it isolates the impact that these underperforming projects have on gross margin. Because adjusted gross margin is not calculated in accordance with GAAP, it may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as substitute for, or superior to, financial measures prepared in accordance with GAAP.

(in thousands)	Three Months Ended March 31, 2023
Revenue	$103,470
Cost of revenue	95,779

Gross profit	7,691
Gross margin	7.4%

Minus: revenue from transmission and distribution business	(1,356)
Minus: revenue from Florida lump sum water projects	(6,564)
Minus: revenue from chemical projects	(1,104)
Minus: total revenue deducted	(9,024)

Minus: cost of revenue from transmission and distribution business	(2,827)
Minus: cost of revenue from the Florida lump sum water projects	(8,510)
Minus: cost of revenue from chemical projects	(1,484)
Minus: total cost of revenue deducted	(12,821)

Adjusted revenue	94,446
Adjusted cost of revenue	82,958
Adjusted gross profit	$11,488
Adjusted gross profit margin	12.2%

Williams Industrial Services Group

May 17, 2023

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	December 31,
($ in thousands, except per share amounts)	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$48	$495
Restricted cash	468	468
Accounts receivable, net of allowance of $225 and $273, respectively	33,091	31,033
Contract assets	18,257	12,812
Other current assets	5,689	6,258
Total current assets	57,553	51,066

Property, plant and equipment, net	982	1,257
Goodwill	35,400	35,400
Intangible assets, net	12,500	12,500
Other long-term assets	8,026	8,275
Total assets	$114,461	$108,498

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,287	$12,041
Accrued compensation and benefits	17,639	8,566
Contract liabilities	4,404	6,242
Short-term borrowings	16,425	17,399
Other current liabilities	6,361	5,710
Current liabilities of discontinued operations	112	110
Total current liabilities	52,228	50,068
Long-term debt, net	27,160	23,360
Deferred tax liabilities	2,253	2,268
Other long-term liabilities	4,689	4,925
Long-term liabilities of discontinued operations	3,501	3,479
Total liabilities	89,831	84,100
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 170,000,000 shares authorized and 27,532,064 and 26,865,064 shares issued, respectively, and 27,210,391 and 26,543,391 shares outstanding, respectively	266	264
Paid-in capital	94,438	94,151
Accumulated other comprehensive loss	(268)	(404)
Accumulated deficit	(69,801)	(69,608)
Treasury stock, at par (321,673 and 321,673 common shares, respectively)	(5)	(5)
Total stockholders’ equity	24,630	24,398
Total liabilities and stockholders’ equity	$114,461	$108,498

Williams Industrial Services Group

May 17, 2023

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2023	2022
Operating activities:
Net loss	$(193)	$(2,044)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Net loss from discontinued operations	47	17
Deferred income tax provision (benefit)	(15)	5
Depreciation and amortization on plant, property and equipment	55	66
Amortization of deferred financing costs	208	208
Amortization of debt discount	50	50
Loss on disposals of property, plant and equipment	52	—
Bad debt expense	48	(35)
Stock-based compensation	614	(31)
Paid-in-kind interest	387	—
Changes in operating assets and liabilities:
Accounts receivable	(2,106)	1,713
Contract assets	(5,445)	(153)
Other current assets	569	(27)
Other assets	290	(1,369)
Accounts payable	(4,754)	4,231
Accrued and other liabilities	9,253	619
Contract liabilities	(1,838)	(695)
Net cash provided by (used in) operating activities, continuing operations	(2,778)	2,555
Net cash used in operating activities, discontinued operations	(23)	(39)
Net cash provided by (used in) operating activities	(2,801)	2,516
Investing activities:
Proceeds from sale of property, plant and equipment	168	—
Net cash provided by investing activities	168	—
Financing activities:
Repurchase of stock-based awards for payment of statutory taxes due on stock-based compensation	(90)	—
Proceeds from short-term borrowings	98,660	66,618
Repayments of short-term borrowings	(99,634)	(67,294)
Proceeds from long-term debt	3,250	—
Repayments of long-term debt	—	(263)
Net cash provided by (used in) financing activities	2,186	(939)
Effect of exchange rate change on cash	—	201
Net change in cash, cash equivalents and restricted cash	(447)	1,778
Cash, cash equivalents and restricted cash, beginning of period	963	2,950
Cash, cash equivalents and restricted cash, end of period	$516	$4,728

Supplemental Disclosures:
Cash paid for interest	$1,834	$867
Cash paid for income taxes, net of refunds	$45	$36

Williams Industrial Services Group

May 17, 2023

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURE (UNAUDITED)

This press release contains financial measures not derived in accordance with accounting principles generally accepted in the United States (“GAAP”). A reconciliation to the most comparable GAAP measure is provided below.

ADJUSTED EBITDA - CONTINUING OPERATIONS

	Three Months Ended March 31,
(in thousands)	2023	2022
Loss from continuing operations	$(146)	$(2,027)
Add back:
Interest expense, net	1,793	1,219
Income tax expense (benefit)	(15)	229
Depreciation and amortization expense	55	66
Stock-based compensation	614	(31)
Severance costs	—	43
Other professional fees	934	714
Franchise taxes	63	64
Foreign currency gain	(16)	(135)
Adjusted EBITDA - continuing operations	$3,282	$142

ADJUSTED EBITDA - CONTINUING OPERATIONS – RECONCILIATION INCLUDING LOSS CONTRACTS

The following table reconciles our adjusted EBITDA by adding back the T&D, Chemical and lump sum Water projects that generated losses. The Company believes this information is meaningful as it isolates the impact of these underperforming service lines that the Company is in the process of exiting.

	Three Months Ended March 31,
(in thousands)	2023	2022
Loss from continuing operations	$(146)	$(2,027)
Add back:
Net loss projects	3,797	1,865
Interest expense, net	1,793	1,219
Income tax expense (benefit)	(15)	229
Depreciation and amortization expense	55	66
Stock-based compensation	614	(31)
Severance costs	—	43
Other professional fees	934	714
Franchise taxes	63	64
Foreign currency gain	(16)	(135)
Adjusted EBITDA - continuing operations	$7,079	$2,007

NOTE 1 — Non-GAAP Financial Measures

Williams Industrial Services Group

May 17, 2023

Adjusted EBITDA-Continuing Operations

Adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the U.S. Securities and Exchange Commission. Adjusted EBITDA is the sum of the Company’s income (loss) from continuing operations before interest expense, net, and income tax (benefit) expense and unusual gains or charges. It also excludes non-cash charges such as depreciation and amortization and stock-based compensation. The Company’s management believes adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes and certain non-cash expenses and unusual gains or charges (such as stock-based compensation, severance costs, other professional fees, and foreign currency (gain) loss) which are not always commensurate with the reporting period in which such items are included. Williams’ credit facilities also contain ratios based on EBITDA. Adjusted EBITDA should not be considered an alternative to net income or income from continuing operations or as a better measure of liquidity than net cash flows from operating activities, as determined by GAAP, and, therefore, should not be used in isolation from, but in conjunction with, the GAAP measures. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Note Regarding Forward-Looking Non-GAAP Financial Measures

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.